Exhibit 99.1

KNIGHT CAPITAL GROUP ANNOUNCES GAAP LOSS OF $0.04 PER DILUTED SHARE FOR SECOND QUARTER 2005

GAAP loss includes $0.04 per diluted share of non-operating real estate and regulatory charges recorded within the company’s two operating business segments, Equity Markets and Asset Management

Excluding charges, Equity Markets and Asset Management reported modest net operating losses in difficult market conditions

Corporate segment contributed earnings of $0.01 per diluted share, which included earnings of $0.06 per diluted share relating to investments in The Nasdaq Stock Market

JERSEY CITY, New Jersey (July 20, 2005) – Knight Capital Group, Inc. (Nasdaq: NITE) today reported a GAAP loss of $4.2 million for the second quarter of 2005, or a loss of $0.04 per diluted share.

For the second quarter of 2005, the company recorded charges of $4.2 million, net of tax, or $0.04 per diluted share, including $2.7 million, net of tax, relating to real estate charges and a writedown of fixed assets for its 525 Washington Boulevard facility; and $1.5 million, net of tax, relating to regulatory and related matters. Excluding these charges, the firm had a net operating loss from continuing operations of approximately $100,000 for the second quarter of 2005. Included within the net operating loss for the second quarter of 2005, the company recognized a gain of $6.1 million, net of tax, or $0.06 per diluted share, relating to its investments in The Nasdaq Stock Market, Inc.

For the second quarter of 2004, the company reported a GAAP loss of $47.9 million, or a loss of $0.42 per diluted share, which included a net loss from continuing operations of $51.6 million, or a loss of $0.46 per diluted share, and income from discontinued operations of $3.7 million, net of tax, or $0.03 per diluted share. During the second quarter of 2004, the company recorded charges for excess real estate capacity, writedowns of fixed assets and regulatory and related matters of $58.0 million, net of tax, or $0.51 per diluted share. Excluding these charges, the firm had operating earnings from continuing operations of $6.4 million, or $0.06 per diluted share, for the second quarter of 2004.

“Continuing operations” include the company’s two operating business segments, Equity Markets and Asset Management. Continuing operations also include a Corporate segment, encompassing corporate investments and overhead expenses. Amounts reported as “discontinued operations” include the company’s former Derivative Markets business segment, the sale of which was completed to Citigroup at the close of business on December 9, 2004.

Revenues for the second quarter of 2005 were $114.1 million, compared to $140.0 million from continuing operations for the second quarter of 2004.

“Knight had a rough start to the second quarter, but we worked hard to narrow losses through June and we continue to regain ground so far in July,” said Thomas M. Joyce, Chairman and Chief Executive Officer of Knight Capital Group. “Miserable market conditions in April and May impacted profitability in both our Equity Markets and Asset Management businesses. During those challenging months, Knight management made some of its most far-reaching and considerable changes to date to the broker-dealer business as part of the ongoing effort to counteract revenue capture decline. The company dramatically increased its use of automation and instituted pricing structure adjustments that included a significant reduction in payment for order flow on Nasdaq, S&P 500, listed and Bulletin Board securities.”

	Q2 2005	Q2 2004
Revenues ($)	114,096,109	140,036,160
Net loss from continuing operations ($)	(4,210,577)	(51,597,576)
Income from discontinued operations, net of tax ($)	—	3,736,622
Net loss ($)	(4,210,577)	(47,860,954)
Diluted EPS from continuing operations ($)	(0.04)	(0.46)
Diluted EPS from discontinued operations ($)	—	0.03
Diluted EPS ($)	(0.04)	(0.42)
U.S. equity dollar value traded (in $ millions)	445,808	416,798
U.S. equity trades executed (in thousands)	48,150	49,058
Average daily U.S. equity trades (in thousands)	752	791
Nasdaq and Listed equity shares traded (in millions)	25,363	28,936
OTC Bulletin Board and Pink Sheet shares traded (in millions)	154,050	376,142
Average revenue capture per U.S. equity dollar value traded (bps)	1.5	2.5
Average month-end balance of assets under management ($ millions)	3,268.5	2,895.1
Quarterly fund return to investors*	-1.3%	0.1%

*	Quarterly fund return represents the blended quarterly return across all assets under management in the Deephaven funds

	YTD 2005	YTD 2004
Revenues ($)	251,652,980	338,355,625
Net income (loss) from continuing operations ($)	1,809,356	(25,619,746)
(Loss) income from discontinued operations, net of tax ($)	(265,927)	9,604,387
Net income (loss) ($)	1,543,429	(16,015,359)
Diluted EPS from continuing operations ($)	0.02	(0.23)
Diluted EPS from discontinued operations ($)	—	0.08
Diluted EPS ($)	0.01	(0.14)
U.S. equity dollar value traded (in $ millions)	916,483	921,413
U.S. equity trades executed (in thousands)	100,999	108,650
Average daily U.S. equity trades (in thousands)	808	876
Nasdaq and Listed equity shares traded (in millions)	54,462	69,863
OTC Bulletin Board and Pink Sheet shares traded (in millions)	449,849	696,708
Average revenue capture per U.S. equity dollar value traded (bps)	1.6	2.7
Average month-end balance of assets under management ($ millions)	3,375.3	2,432.6
Year-to-date fund return to investors*	-0.2%	2.1%

*	Year-to-date fund return represents the blended return across all assets under management in the Deephaven funds

Equity Markets

During the second quarter of 2005, the Equity Markets business segment generated total revenues of $98.5 million, compared to $131.1 million in the second quarter of 2004. In the second quarter of 2005, the Equity Markets business segment reported a net operating loss of $1.1 million, compared to net operating earnings of $9.4 million in the second quarter of 2004.

On June 16, 2005, the company announced the completion of its acquisition of the business of Direct Trading Institutional, Inc., a direct market access firm. In connection with this closing, the company made an initial cash payment of $40.0 million and recorded goodwill of $20.7 million and intangible assets of $20.0 million.

Asset Management

During the second quarter of 2005, the Asset Management business segment, Deephaven Capital Management, generated $8.0 million in asset management fees, compared to $8.1 million in the same period a year ago. In the second quarter of 2005, the Asset Management business segment reported a net operating loss of approximately $500,000, compared to net operating earnings of $1.3 million in the second quarter of 2004. Asset Management had approximately $3.4 billion under management at June 30, 2005, down slightly from the $3.5 billion under management at March 31, 2005, and up from $3.2 billion at June 30, 2004.

“As we start the third quarter, each business has established clear priorities and operational goals,” Mr. Joyce said. “We continue to adapt and enhance our broker-dealer operations to meet new regulatory, market and competitive issues. Knight is very committed to remaining an industry leader serving broker-dealer clients. We believe the institutional equities business remains a growth opportunity, and we are confident that Knight’s strength in listed market making and in small-to-mid-cap stocks will continue to drive our penetration of the institutional market. Moreover, as Knight integrates our new Electronic Services group, we’ll see new opportunities to offer direct market access through Direct Trading Institutional, as well as ECN trade executions and other products and services. And finally, Deephaven continues to expand its offering by adding new single-strategy funds.

“In July we’re experiencing an early summer rally, and the operating environment looks encouraging over the short term,” Mr. Joyce added. “The strategies that Knight implemented in the second quarter, combined with somewhat improved market conditions, are having a positive impact on the profitability of our equity operations. Meanwhile, Deephaven started to see a rebound in returns in late May, which carried through the end of the second quarter. Our enthusiasm is tempered only by the need for greater economic recovery, including lower oil prices and stability in interest rates. We also can’t rule out that the seasonal summer slowdown may simply arrive a little later than usual this year.”

Corporate

In the second quarter of 2005, the Corporate segment reported net operating earnings of $1.5 million, compared to a net operating loss of $4.3 million in the second quarter of 2004.

The company’s investment in the Deephaven funds lost $1.7 million, net of tax, during the second quarter of 2005, down from earnings of $300,000, net of tax, during the second quarter of 2004. At the end of the second quarter of 2005, the company had $227.2 million invested in the Deephaven funds. On July 1, 2005, Knight invested an additional $40 million in the Deephaven funds, bringing the total corporate investment to $267.2 million.

During the second quarter of 2005, the company recognized a gain of $6.1 million, net of tax, or $0.06 per diluted share, relating to its investments in The Nasdaq Stock Market, Inc.

The company had $794.9 million in stockholders’ equity as of June 30, 2005, equivalent to a book value of $7.25 per diluted share. As of June 30, 2005, the company had $236.5 million in cash and cash equivalents and a $227.2 million investment in funds managed by Deephaven, its Asset Management business segment.

During the second quarter of 2005, the company repurchased 4.0 million shares for approximately $32.9 million under the company’s $320 million stock repurchase program. To date, the company has repurchased 32.3 million shares for $252 million. The company cautions that there are no assurances that any further repurchases may actually occur.

On July 11, 2005, the company filed an SEC Form 8-K to announce its decision to correct its method of accounting for property lease transactions, and to restate its financial statements for the years ended December 31, 2002, 2003 and 2004, included in the company’s 2004 Annual Report on Form 10-K. The interim financial statements included in the company’s Form 10-Q for the quarterly period ended March 31, 2005 will also be restated. Accordingly, the unaudited financial data in this release reflects the restatement of these prior periods.

* * *

Copies of this earnings release and other information on the company can be obtained at the company’s Web site, www.knight.com. The company will conduct its second quarter 2005 earnings conference call for analysts, investors and the media at 9:00 a.m. Eastern Daylight Time (EDT) today, July 20, 2005. The conference call will be Webcast live at 9:00 a.m. EDT for all investors and interested parties on Knight’s Web site. In addition, the company will release its monthly volume statistics for June 2005 on its Web site before the start of trading today.

* * *

About Knight Capital Group

Knight is a leading provider of comprehensive trade execution and asset management services. Our Equity Markets business offers institutions and broker-dealers high quality trade execution and capital commitment across the depth and breadth of the equity market. Our Asset Management business, Deephaven Capital Management, is a market-neutral investment manager focused on delivering risk-adjusted returns with low volatility for institutions and high net worth individuals. Knight strives to be a valued partner by providing superior service and continually enhancing its offering to meet client needs. More information about Knight can be obtained at www.knight.com.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the Company’s results as determined by generally accepted accounting principles (GAAP), the Company also discloses certain non-GAAP information which management believes provides useful information to investors. Within this press release, the Company has disclosed its net income (loss) amounts for certain reporting periods before charges, writedowns and discontinued operations to assist the reader in understanding the impact of these charges, writedowns and discontinued operations on the Company’s financial results, thereby facilitating more useful period-to-period comparisons of the Company’s businesses.

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein; however, readers should carefully review reports or documents the Company files from time to time with the Securities and Exchange Commission including, without limitation, the risks and uncertainties detailed under the headings “Certain Factors Affecting Results of Operations” and “Risks Affecting our Business” in the Company’s Annual Report on Form 10-K.

CONTACTS

Margaret Wyrwas Senior Managing Director, Corporate Communications & Investor Relations 201-557-6954 or mwyrwas@knight.com	Greta Morley Vice President, Marketing Communications & Public Relations 201-557-6948 or gmorley@knight.com

Kara Fitzsimmons Vice President, Corporate Communications 201-356-1523 or kfitzsimmons@knight.com	Molly McDowell Analyst, Corporate Communications & Investor Relations 201-356-1723 or mmcdowell@knight.com

KNIGHT CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS*

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2005	2004	2005	2004
REVENUES
Net trading revenue	$27,051,166	$61,234,847	$64,472,995	$161,962,704
Commissions and fees	68,022,217	68,568,535	138,138,228	145,206,054
Asset management fees	8,036,861	8,106,756	25,917,529	22,038,887
Interest and dividends, net	2,216,039	771,956	4,555,840	1,629,917
Investment income and other	8,769,826	1,354,066	18,568,388	7,518,063

Total revenues	114,096,109	140,036,160	251,652,980	338,355,625

EXPENSES
Employee compensation and benefits	48,193,801	53,250,738	105,051,243	118,354,526
Execution and clearance fees	23,348,038	28,682,313	46,894,821	66,444,613
Soft dollar and commission recapture expense	14,649,781	14,236,854	30,134,356	30,012,769
Payments for order flow	3,582,088	9,843,017	10,986,162	22,861,456
Communications and data processing	8,151,261	6,962,602	15,965,223	13,716,379
Depreciation and amortization	3,734,419	3,560,345	8,036,831	7,480,028
Occupancy and equipment rentals	2,829,725	4,388,032	6,947,116	8,736,809
Professional fees	4,550,021	3,950,860	8,331,745	7,307,132
Business development	1,707,779	1,825,410	3,001,115	3,868,379
Writedown of assets and lease loss accrual	4,545,895	2,623,986	4,545,895	2,623,986
Regulatory charges and related matters	2,000,000	79,200,000	2,000,000	79,200,000
Other	3,425,759	2,189,722	6,079,506	4,938,852

Total expenses	120,718,567	210,713,879	247,974,013	365,544,929

(Loss) income from continuing operations before income taxes	(6,622,458)	(70,677,719)	3,678,967	(27,189,304)
Income tax (benefit) expense	(2,411,881)	(19,080,143)	1,869,611	(1,569,558)

Net (loss) income from continuing operations	(4,210,577)	(51,597,576)	1,809,356	(25,619,746)
Income (loss) from discontinued operations, net of tax	—	3,736,622	(265,927)	9,604,387

Net (loss) income	$(4,210,577)	$(47,860,954)	$1,543,429	$(16,015,359)

Basic and diluted earnings per share from continuing operations	$(0.04)	$(0.46)	$0.02	$(0.23)

Basic and diluted earnings per share from discontinued operations	$—	$0.03	$—	$0.08

Basic and diluted earnings per share	$(0.04)	$(0.42)	$0.01	$(0.14)

Shares used in computation of basic earnings per share	104,335,490	112,971,307	106,584,672	113,222,334

Shares used in computation of diluted earnings per share	104,335,490	112,971,307	109,579,944	113,222,334

*	Certain prior period amounts have been reclassified to conform to the current period presentation.

KNIGHT CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	June 30, 2005	December 31, 2004
ASSETS
Cash and cash equivalents	$236,483,470	$445,539,282
Securities owned, held at clearing brokers, at market value	368,690,244	254,473,209
Receivable from brokers and dealers	791,509,982	244,881,065
Investment in Deephaven sponsored funds	227,221,471	215,329,959
Fixed assets and leasehold improvements at cost, less accumulated depreciation and amortization	63,773,595	54,382,503
Strategic investments	65,865,078	29,266,796
Goodwill	39,859,776	19,182,248
Intangible assets, less accumulated amortization	31,235,694	11,546,528
Other assets	74,255,144	119,418,725

Total assets	$1,898,894,454	$1,394,020,315

LIABILITIES & STOCKHOLDERS’ EQUITY
Liabilities
Securities sold, not yet purchased, at market value	$321,559,724	$221,420,569
Payable to brokers and dealers	644,999,033	88,480,788
Accrued compensation expense	62,098,705	123,664,383
Accrued expenses and other liabilities	75,343,647	109,252,681

Total liabilities	1,104,001,109	542,818,421

Stockholders’ equity
Class A common stock	1,381,140	1,339,655
Additional paid-in-capital	463,490,454	427,451,712
Retained earnings	588,696,262	587,152,786
Treasury stock, at cost	(249,944,718)	(147,636,413)
Accumulated other comprehensive income, net of tax	21,672,747	—
Unamortized stock-based compensation	(30,402,540)	(17,105,846)

Total stockholders’ equity	794,893,345	851,201,894

Total liabilities and stockholders’ equity	$1,898,894,454	$1,394,020,315

KNIGHT CAPITAL GROUP, INC.

RECONCILIATION OF GAAP TO NON-GAAP DISCLOSURES*

Amounts in millions, except per share data

(Unaudited)

	For the three months ended June 30, 2005
	Equity Markets	Asset Management	Corporate	Discontinued Operations	Total
GAAP NET (LOSS) INCOME	$(3.7)	$(2.0)	$1.5	$—	$(4.2)

Adjustments, net of tax:
Writedown of assets and lease loss accrual	2.6	—	—	—	2.6
Regulatory charges and related matters	—	1.5	—	—	1.5

Net impact of adjustments	2.6	1.5	—	—	4.1

NET OPERATING (LOSS) INCOME FROM CONTINUING OPERATIONS	$(1.1)	$(0.5)	$1.5	$—	$(0.1)

GAAP NET (LOSS) INCOME PER DILUTED SHARE	$(0.04)	$(0.02)	$0.01	$—	$(0.04)

Adjustments, net of tax:
Writedown of assets and lease loss accrual	0.03	—	—	—	0.03
Regulatory charges and related matters	—	0.01	—	—	0.01

Net impact of adjustments	0.03	0.01	—	—	0.04

NET OPERATING (LOSS) INCOME FROM CONTINUING OPERATIONS PER DILUTED SHARE	$(0.01)	$(0.01)	$0.01	$—	$(0.00)

	For the three months ended June 30, 2004
	Equity Markets	Asset Management	Corporate	Discontinued Operations	Total
GAAP NET (LOSS) INCOME	$(48.6)	$1.3	$(4.3)	$3.7	$(47.9)

Adjustments, net of tax:
Writedown of assets and lease loss accrual	1.5	—	—	—	1.5
Regulatory charges and related matters	56.4	—	—	—	56.4
(Income) from discontinued operations	—	—	—	(3.7)	(3.7)

Net impact of adjustments	58.0	—	—	(3.7)	54.2

NET OPERATING INCOME (LOSS) FROM CONTINUING OPERATIONS	$9.4	$1.3	$(4.3)	$—	$6.4

GAAP NET (LOSS) INCOME PER DILUTED SHARE	$(0.43)	$0.01	$(0.04)	$0.03	$(0.42)

Adjustments, net of tax:
Writedown of assets and lease loss accrual	0.01	—	—	—	0.01
Regulatory charges and related matters	0.50	—	—	—	0.50
(Income) from discontinued operations	—	—	—	(0.03)	(0.03)

Net impact of adjustments	0.51	—	—	(0.03)	0.48

NET OPERATING INCOME (LOSS) FROM CONTINUING OPERATIONS PER DILUTED SHARE	$0.08	$0.01	$(0.04)	$—	$0.06

*	Totals may not add due to rounding.

KNIGHT CAPITAL GROUP, INC.

RECONCILIATION OF GAAP TO NON-GAAP DISCLOSURES*

Amounts in millions, except per share data

(Unaudited)

	For the six months ended June 30, 2005
	Equity Markets	Asset Management	Corporate	Discontinued Operations	Total
GAAP NET (LOSS) INCOME	$(10.3)	$0.2	$12.0	$(0.3)	$1.5

Adjustments, net of tax:
Writedown of assets and lease loss accrual	2.6	—	—	—	2.6
Regulatory charges and related matters	—	1.5	—		1.5
Loss from discontinued operations	—	—	—	0.3	0.3

Net impact of adjustments	2.6	1.5	—	0.3	4.4

NET OPERATING (LOSS) INCOME FROM CONTINUING OPERATIONS	$(7.7)	$1.7	$12.0	$—	$5.9

GAAP NET (LOSS) INCOME PER DILUTED SHARE	$(0.09)	$0.00	$0.11	$(0.00)	$0.01

Adjustments, net of tax:
Writedown of assets and lease loss accrual	0.02	—	—	—	0.02
Regulatory charges and related matters	—	0.01	—	—	0.01
Loss from discontinued operations	—	—	—	0.00	0.00

Net impact of adjustments	0.02	0.01	—	0.00	0.04

NET OPERATING (LOSS) INCOME FROM CONTINUING OPERATIONS PER DILUTED SHARE	$(0.07)	$0.02	$0.11	$—	$0.05

	For the six months ended June 30, 2004
	Equity Markets	Asset Management	Corporate	Discontinued Operations	Total
GAAP NET (LOSS) INCOME	$(24.8)	$4.9	$(5.8)	$9.6	$(16.0)

Adjustments, net of tax:
Writedown of assets and lease loss accrual	1.5	—	—	—	1.5
Regulatory charges and related matters	56.4	—	—	—	56.4
(Income) from discontinued operations	—	—	—	(9.6)	(9.6)

Net impact of adjustments	58.0	—	—	(9.6)	48.4

NET OPERATING INCOME (LOSS) FROM CONTINUING OPERATIONS	$33.2	$4.9	$(5.8)	$—	$32.3

GAAP NET (LOSS) INCOME PER DILUTED SHARE	$(0.22)	$0.04	$(0.05)	$0.08	$(0.14)

Adjustments, net of tax:
Writedown of assets and lease loss accrual	0.01	—	—	—	0.01
Regulatory charges and related matters	0.50	—	—	—	0.50
(Income) from discontinued operations	—	—	—	(0.08)	(0.08)

Net impact of adjustments	0.51	—	—	(0.08)	0.43

NET OPERATING INCOME (LOSS) FROM CONTINUING OPERATIONS PER DILUTED SHARE	$0.29	$0.04	$(0.05)	$—	$0.29

*	Totals may not add due to rounding.